EXHIBIT 10.3

                     [LOGO] AMERIFIRST FUNDING GROUP, INC.

                VIATICAL SETTLEMENT CONTRACT AND ESCROW AGREEMENT
                                     BETWEEN
                         AMERIFIRST FUNDING GROUP, INC.
                                       AND

This AGREEMENT is made and entered into this _____ day of ________ in the year 20___ by and between AmeriFirst Funding Group, Inc. ("Funding Group"), AmeriFirst Fund I, LLC, ("The Fund") and _____________.

                                   WITNESSETH

WHEREAS, AmeriFirst Funding Group, Inc., desires to purchase from ___________a certain life insurance policy on the life of ________________ issued by _______________________________________ (Insurance Co.) with the policy number_______________ (the "Policy") for the sum of $____________________ (the
"Purchase Price"); and

WHEREAS, the parties desire for Funding Group to hold the funds representing the Purchase Price in escrow, on the terms and conditions hereinafter set forth;

NOW, THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Simultaneously with the execution of this agreement, Viator shall deliver to AmeriFirst Funding Group, Inc., its nominees and/or assigns an irrevocable assignment of the policy in favor of The Fund. Escrow Agent shall hold the policy and funds representing the Purchase Price in accordance with the terms of this Agreement.

2. Upon receipt of the assignment of the policy in favor of The Fund, AmeriFirst Funding Group, Inc. shall forward such assignment to the insurance carrier who issued the policy, and shall request from such insurance carrier an acceptance of the assignment of the policy. Upon receipt of such acceptance of assignment, Funding Group shall authorize the Escrow Agent to deliver the funds, representing the Purchase Price, to Viator within _______ business days. Failure to transfer the funds within _______ business days renders the viatical settlement contract and the transfer, assignment, bequest, or sale voidable.

3. In the event The Fund does not receive an acceptance of Assignment from the insurance carrier within thirty (30) days after the date of this Agreement, AmeriFirst

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Funding Group, Inc. shall give written notice of such fact to Viator.
Thereafter, AmeriFirst Funding Group, Inc. shall contact the insurance carrier and attempt to make arrangements to obtain an acceptance of the assignment of the policy from the insurance carrier. In the event such acceptance cannot be obtained within a reasonable time, AmeriFirst Funding Group, Inc. shall redeliver the Assignment of the Policy in favor of the Viator.

4. The Viator has the unconditional and absolute right to cancel and rescind the viatical settlement contract at any time prior to the full payment of the proceeds. Additionally, the Viator may cancel and rescind this contract not later than ___________________________after full payment of proceeds to the Viator provided the full amount of the proceeds and any premiums paid by AmeriFirst Funding Group, Inc. on said policy are returned by the Viator.

5. I, the undersigned, understand and acknowledge that Funding Group has the unconditional and absolute right to cancel and rescind the Viatical Settlement Contract at any time prior to the full payment of the proceeds. Additionally, to the Viator if for any reason Funding Group has reason to believe that the policy was purchased, issued or sold under fraudulent circumstances or if the insurance company advises Funding Group that the policy has been rescinded or cancelled the Viatical Settlement Contract becomes null and void. Upon notification that the policy is being rescinded or cancelled by the insurance company, or the Viatical Settlement Contract becomes null and void the Viator must provide the full amount of any proceeds and premiums paid by Funding Group to Funding Group within thirty (30) days.

6. By entering into a viatical settlement contract all of the right, title, interest and benefit in and to the viator's life insurance policy, including all supplementary contracts and riders attached thereto, will become the property of the Fund. The premium payments on the viator's life insurance policy will no longer be the responsibility of the viator. If this is not acceptable to the viator, it is the viator's responsibility to provide a statement, in writing, with the return of this document package stating that the rights to these riders shall be reserved by the viator. Arrangements will be made with the insurance company to preserve the viator's interest in said riders. If the arrangements are not satisfactory to both the viator and the viatical settlement company, the ownership of the policy shall not be transferred to the Fund and the viatical settlement contract will be rendered null and void.

7. The Viator should be aware that all inquiries about the Viator's health will be made by 21st Holdings, LLC. 21st is in the business of tracking Viator status. Tracking services will include:

      1. Quarterly calls to the Viator's physician to obtain statements about the Viator's health.

      2. Situations where Viator does not frequently visit the physician sometimes occur, in these instances 21st will contact the Viator's personal references

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8. In performing its duties hereunder, Escrow Agent shall not incur any liability to AmeriFirst Funding Group, Inc. or to Viator for any damages, losses or expenses which either party may sustain or incur, unless the same is a direct result of the negligence or intentional misconduct of Escrow Agent. Escrow Agent shall be protected in any action taken or omitted in good faith upon the advice of its legal counsel given with respect to the duties and responsibilities of Escrow Agent hereunder. Escrow Agent shall be entitled to rely on any document or instrument, including any written notice or instruction provided for in this Agreement, which Escrow Agent in good faith believes to be genuine or to have been signed or presented by a proper person or persons in accordance with this Agreement. AmeriFirst Funding Group, Inc. and Viator hereby agree to indemnify and hold harmless Escrow Agent from and against all losses, claims, damages, liabilities and expenses which it may sustain or incur hereunder, including, without limitation reasonable attorneys fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder.

9. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Viator:

         If to AmeriFirst Funding Group, Inc.:   AmeriFirst Funding Group, Inc.
                                                 1712 H Osborne Rd
                                                 St. Marys, GA 31558

         If to Escrow Agent:                     SouthTrust Bank
                                                 Corporate Trust Department
                                                 110 Office Park Drive, 2nd Fl
                                                 Birmingham, Alabama 35223
                                                 Attn: Rebecca Brayman
                                                 205-254-5334 - Direct
                                                 205-254-4180
                                                 Fax

Any notice mailed as provided herein shall be deemed received by the party to whom it is addressed on the date of receipt, or on the first date of attempted delivery in the case of any notice which is undeliverable by the U.S. Post Office. The foregoing shall not preclude any other method of giving notice.

10. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and may not be modified or amended except by a written instrument signed by all of the parties hereunto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereunto and their respective heirs, successors

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and assigns. This Agreement has been made and entered into in the State of
Georgia and shall be construed and enforced in accordance with Georgia Law. Venue for any litigation from this agreement or its enforcement shall be in Camden county Georgia. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

In witness whereof, the parties have executed and delivered this Agreement on the day and in the year above written:

VIATOR:                                      By:______________________________
                                                Insured

AMERIFIRST FUNDING  GROUP, INC.              By:______________________________

ESCROW AGENT:                                By:______________________________